DBA SYSTEMS, INC.
EXHIBIT INDEX

                                                        Page No.

Exhibit 11 - Computation of earnings per share		            	10
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9

EXHIBIT 11

DBA SYSTEMS, INC.
COMPUTATION OF EARNINGS PER SHARE
(in thousands, except per share information)
(Unaudited)


                                          	Three Months Ending Sept. 30,
                                              	1995             1994
Net income 	(A)                               	$259            	$387



Weighted average shares outstanding	          	4,434           	4,355
Incremental shares - stock options		              75	              21
Subtotal	(B)                                  	4,509	           4,376
Incremental shares - stock options
Total	(C)                                     	4,509           	4,376

Net earnings per common and common
	equivalent share	(A/B)                        	$.06            	$.09

Net earnings per common share, assuming
 full dilution (A/C)                           	$.06            	$.09